Exhibit 99.1

FARO Names Peter G. Abram Chief Financial Officer

LAKE MARY, FL, March 10, 2014 — FARO Technologies, Inc. (NASDAQ: FARO) today announced that Peter G. Abram has been appointed Senior Vice President and Chief Financial Officer, effective March 31, 2014.

Mr. Abram will replace Keith S. Bair as part of a planned transition in financial leadership. Mr. Bair will leave the Company to pursue other opportunities after the completion of a transition period. “Peter is joining FARO at a pivotal time,” stated Jay Freeland, President and CEO. “We have been executing on a comprehensive organizational plan to strengthen FARO’s senior management, aligned with our broader goal to take FARO to a new level of performance. Peter brings an extensive financial, strategic and operational background with over twenty years of progressive experience in multinational corporations.”

Mr. Abram was most recently with inVentiv Health Clinical LLC in Blue Bell, Pennsylvania, serving as Chief Financial Officer, Phase II-IV, and previously held senior management positions at Styron LLC and MDS, Inc. following a number of advancing positions at PerkinElmer, Inc. and General Electric Capital. In addition to roles in financial leadership, Mr. Abram also served as Director of Global Sales Operations for PerkinElmer’s Life and Analytical Sciences division and gained significant international experience with Aeroquip-Vickers, Inc., spending two years living in Singapore. Mr. Abram holds a B.S. degree in Finance from Miami University.

“As Chief Financial Officer of the Company for the past eight years, Keith has done a tremendous job in managing FARO’s financial function through periods of growth and through the recent recession,” stated Mr. Freeland. “I am grateful for Keith’s contributions to FARO and want to thank him for his dedicated service to the Company. We wish him well in his future endeavors.”

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about Mr. Abram’s contribution to FARO and the expansion of FARO’s business. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “will,” “goal” and similar expressions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•	Mr. Abram’s ability to integrate into FARO’s management team and operations;

•	development by others of new or improved products, processes or technologies that make FARO’s products obsolete or less competitive;

•	declines or other adverse changes, or lack of improvement, in industries that FARO serves or the domestic and international economies in the regions of the world where FARO operates and other general economic, business, and financing conditions;

•	risks associated with international operations, such as fluctuations in currency exchange rates, difficulties in staffing and managing foreign operations, political and economic instability, compliance with import and export regulations, and the burdens and potential exposure of complying with a wide variety of U.S. and foreign laws and labor practices;

•	other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Forward-looking statements in this release represent FARO’s judgment as of the date of this release. FARO undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About FARO

FARO is the world’s most trusted source for 3D measurement, imaging and realization technology. The Company develops and markets computer-aided measurement and imaging devices and software. Technology from FARO permits high-precision 3D measurement, imaging and comparison of parts and compound structures within production and quality assurance processes. The devices are used for inspecting components and assemblies, rapid prototyping, documenting large volume spaces or structures in 3D, surveying and construction, as well as for investigation and reconstruction of accident sites or crime scenes.

Approximately 15,000 customers are operating more than 30,000 installations of FARO’s systems, worldwide. The Company’s global headquarters is located in Lake Mary, FL; its European regional headquarters in Stuttgart, Germany; and its Asia/Pacific regional headquarters in Singapore. FARO has branches in Brazil, Mexico, United Kingdom, France, Spain, Italy, Netherlands, Switzerland, Portugal, India, China, Malaysia, Vietnam, Thailand, South Korea and Japan.

More information is available at http://www.faro.com.

Nancy Setteducati, nancy.setteducati@faro.com, 407-333-9911

SOURCE FARO Technologies, Inc.